UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2008

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-905	PPL Electric Utilities Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-0959590

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Named Executive Officer Compensation Matters

At its meeting on January 24, 2008, the Compensation, Governance and Nominating Committee (“CGNC” or the “Committee”) of the Board of Directors of PPL Corporation approved the 2008 base salary changes and cash and equity incentive awards for PPL Electric Utilities Corporation’s (“PPL Electric”) “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K and in accordance with the applicable instructions to Form 8-K).

1.  Base Salary Changes

The CGNC approved the annual base salaries, effective as of January 1, 2008, of the named executive officers after a review of performance and competitive market data. The following table sets forth the annual base salary levels of PPL Electric's named executive officers for 2008 and 2007.

Name and Position	Year	Salary ($)
William H. Spence President (January 2 through April 1, 2007)	2008 2007	660,000 600,000
David G. DeCampli President (beginning April 1, 2007) Senior Vice President-T&D Engineering And Operations (January 1 through April 1, 2007)	2008 2007	350,000 305,000
Paul A. Farr Senior Vice President-Financial (January 1 through April 1, 2007)	2008 2007	500,000 450,000
J. Matt Simmons, Jr. Vice President and Controller	2008 2007	265,000 250,000
James E. Abel Treasurer	2008 2007	284,000 275,100

2.  Short-term Incentive Cash Awards for 2007 Performance

The CGNC authorized an annual incentive cash (i.e., bonus) award to the named executive officers for 2007 performance, as indicated in the following table. The annual incentive cash awards were made pursuant to PPL Corporation's Short-term Incentive Plan. The incentive cash awards were made to these executive officers for the achievement of specific, independent goals established by the CGNC in March 2007 (as previously disclosed by PPL Electric) and measured by the Committee at its January 2008 meeting.

Name and Position	Bonus ($)
William H. Spence President (January 2 through April 1, 2007)	712,000 (1)
David G. DeCampli President (beginning April 1, 2007) Senior Vice President-T&D Engineering And Operations (January 1 through April 1, 2007)	188,200 (1)
Paul A. Farr Senior Vice President-Financial (January 1 through April 1, 2007)	471,200 (1)
J. Matt Simmons, Jr. Vice President and Controller	135,000
James E. Abel Treasurer	146,400

(1)
Includes $712,000, $188,200 and $424,080 that Messrs. Spence, DeCampli and Farr, respectively, exchanged for restricted stock units under the terms of PPL Corporation's Cash Incentive Premium Exchange Program. Pursuant to this program, an executive officer may exchange all or any portion of the granted cash incentive compensation for restricted stock units equal in value to 140% of the cash exchanged, valued at the per share price of the Company’s common stock on the date of grant.  The closing price of the Company’s common stock on January 24, 2008, the date of grant, was $47.55.

3.  Long-term Incentive Equity Awards for 2007 Performance

The CGNC authorized grants to PPL Electric’s named executive officers of long-term incentive equity awards pursuant to PPL Corporation's Incentive Compensation Plan, as indicated in the following table. These grants consisted of (i) two PPL Corporation restricted stock unit awards with a three-year restriction period, based on the achievement of criteria established by the CGNC in March 2007 (as previously disclosed by PPL Electric) and measured by the Committee at its January 2008 meeting, and (ii) one PPL Corporation stock option award.

	Restricted Stock Units (1)
Name and Position	Sustained Financial and Operational Results	Strategic Objective Results	Stock Options (2)
William H. Spence (3) President (January 2 through April 1, 2007)	13,370	10,250	69,750
David G. DeCampli (3) President (beginning April 1, 2007) Senior Vice President-T&D Engineering and Operations (January 1 through April 1, 2007)	3,940	3,020	20,560
Paul A. Farr (3) Senior Vice President-Financial (January 1 through April 1, 2007)	8,820	6,770	46,030
J. Matt Simmons, Jr. Vice President and Controller	1,790	2,340	12,210
James E. Abel Treasurer	1,970	2,570	13,430

(1)
The number of restricted stock units awarded is equivalent to the dollar value of the award divided by $47.55, the closing price of PPL Corporation's common stock on The New York Stock Exchange on the date of grant.

(2)
The exercise price of the stock option awards is $47.55, the closing price of PPL Corporation's common stock on The New York Stock Exchange on the date of grant. The stock options become exercisable over a three-year period from the date of grant in equal installments and expire no later than January 24, 2018.

(3)
Messrs. Spence, DeCampli and Farr also were granted 20,960, 5,540 and 12,490 restricted stock units, respectively, pursuant to the terms of PPL Corporation's Cash Incentive Premium Exchange Program, which program is described in foot note 1 to the table in item 2 above.

In addition to the equity awards presented in the table, the named executive officers received grants of performance units, a new form of incentive award intended to encourage and reward future performance.  Performance units represent a target number of shares (“Target Award”) of PPL Corporation’s common stock that the officer would receive upon attainment of the applicable performance goal.  Performance is determined based on the “total shareowner return” (increase in market value of a share of PPL Corporation’s common stock plus the value of all dividends paid on a share of the common stock during the applicable performance period, divided by the price of the common stock at the beginning of the performance period) during a three-year performance period (in this case, January 1, 2008 through December 31, 2010).  At the end of the performance period, payout is determined by comparing PPL Corporation’s performance to the total shareowner return of the companies included in the S&P Electric Utilities Index (“Index Group”).   Awards are payable on a graduated basis within the following ranges: If PPL Corporation’s performance is at or above the 85th percentile of the Index Group, the award is paid at 200 percent of the Target Award; at the 50th percentile of the Index Group, the award is paid at 100% of the Target Award; at the 40th percentile of the Index Group, the award is paid at 50% of the Target Award; and below the 40th percentile, no award is payable.  The CGNC determined that, beginning in 2009, grants of performance units will replace the portion of restricted unit grants related to achievement of strategic objective results as a component of Long-term Incentive Awards.

The performance units awarded were as follows:  Mr. Spence – 6,310 units; DeCampli - 1,860 units; Mr. Farr – 4,160 units; Mr. Simmons – 1,100 units and Mr. Abel – 1,210 units.

4.  Incentive Award Targets for 2008 Performance

The CGNC established the short-term and long-term incentive award targets for 2008 performance for the named executive.  The CGNC plans to establish the performance goals and business criteria for these incentive awards in March 2008, and it will measure the achievement of the performance goals and business criteria and determine any resulting incentive awards for the named executive and other officers in January 2009.

Targets for Short-term Incentive Cash Awards

For the annual incentive cash awards to be made pursuant to PPL Corporation’s Short-term Incentive Plan, the following award targets as a percentage of base salary have been established: David G. DeCampli-50%; J.Matt Simmons, Jr.-40%; and James E. Abel-40%. The annual incentive cash awards will be made by applying these target percentages to the percentage of goal attainment as determined by the CGNC.

Targets for Long-term Incentive Equity Awards

For the annual long-term incentive equity awards to be made pursuant to PPL Corporation’s Incentive Compensation Plan, the following award targets as a percentage of base salary have been established: David G. DeCampli-145%; J. Matt Simmons, Jr. -105%; and James E. Abel-105%. Beginning with awards granted in January of 2009, the total awards will be allocated (i) 40% to a restricted stock unit award with a three-year restriction period, based on the achievement of criteria to be established and measured by the CGNC, (ii) 20% to a performance unit award (as described in item 3 above) with a three-year cumulative performance period, and (iii) 40% to a stock option award. The exercise price of the stock option awards will be the closing price of the Company’s common stock on The New York Stock Exchange on the date of grant. The following table provides the award targets, based on a percentage of base salary.

	Restricted Stock Units	Performance Units
Name and Position	Sustained Financial and Operational Results	Total Shareowner Return	Stock Options
David G. DeCampli President	58%	29%	58%
J. Matt Simmons, Jr. Vice President and Controller	42%	21%	42%
James E. Abel Treasurer	42%	21%	42%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL ELECTRIC UTILITIES CORPORATION

By:	/s/ J. Matt Simmons, Jr.
J. Matt Simmons, Jr. Vice President and Controller

Dated:  January 30, 2008